News Release

HOPE BANCORP REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2026

For the first quarter of 2026, net income of $29.5 million, up 40% year-over-year

LOS ANGELES – April 28, 2026 – Hope Bancorp, Inc. (the “Company” or “Hope”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its first quarter ended March 31, 2026.
For the three months ended March 31, 2026, the Company recorded net income of $29.5 million, or $0.23 per diluted common share, up 40% from net income of $21.1 million, or $0.17 per diluted common share, for the three months ended March 31, 2025, and down 14% from net income of $34.5 million, or $0.27 per diluted common share, for the three months ended December 31, 2025. For the three months ended March 31, 2026, the Company recorded pre-provision net revenue(1) (“PPNR”) of $46.6 million, up 43% from PPNR of $32.6 million for the three months ended March 31, 2025, and up 1% from PPNR of $46.3 million for the three months ended December 31, 2025.

“In the 2026 first quarter, we delivered year-over-year growth in net income, revenue, loans and deposits, driven by organic growth and the strategic benefits of the Territorial Bancorp acquisition. Quarter-over-quarter, we saw pre-provision net revenue growth and improved efficiency, supported by disciplined expense management, a stable net interest margin and continued progress in lowering our cost of deposits. We also returned capital through repurchases of common shares during the quarter,” said Kevin S. Kim, Chairman, President and Chief Executive Officer.

“On March 31, 2026, we announced the accretive acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), which aligns directly with our key priorities of building our commercial banking capabilities, expanding our reach among middle market and multinational clients, and growing our core deposit franchise,” continued Kim. “We expect to close the transaction in the second half of this year, subject to regulatory approvals and the satisfaction of other customary closing conditions. The pending acquisition is projected to strengthen our core earnings power and efficiently deploy capital, improving our profitability and optimizing our capital ratios without the issuance of new shares. In addition, our future collaboration and partnership with SMBC is expected to create meaningful opportunities to expand our services to a broader, global, multi-cultural customer base. We look forward to providing our new clients with the same excellent level of service they have come to expect from SMBC MANUBANK.”

“This is an exciting time for Hope, as we continue to execute on our strategic priorities and build on the momentum generated over the past several quarters to deliver long-term value for our stockholders, further supported by the pending acquisition of MANUBANK. We thank our dedicated team members for their ongoing commitment and contributions in support of our efforts,” concluded Kim.

(1)    Pre-provision net revenue (“PPNR”) is a non-GAAP financial measure defined as total revenue (net interest income plus noninterest income) less noninterest expense, before provision for credit losses and income taxes.
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2-2-2    NASDAQ: HOPE
Operating Results for the First Quarter of 2026
Net interest income and net interest margin. Net interest income totaled $124.1 million for the first quarter of 2026, down $3.3 million, or 3%, compared with $127.4 million for the fourth quarter of 2025, and up $23.2 million, or 23%, from the first quarter of 2025. The quarter-over-quarter change in net interest income reflected the impact of a lower day count in the first quarter and a modest decrease of 0.4% in average earning assets, in which average loans were up but other earning assets declined. Net interest margin for the first quarter of 2026 was 2.90%, unchanged from the fourth quarter of 2025, and up 36 basis points from 2.54% for the year-ago quarter. Year-over-year average earning asset growth reflected the acquisition of Territorial Bancorp, Inc. (“Territorial”), which closed in the second quarter of 2025. Year-over-year net interest margin expansion was primarily driven by funding cost improvements, as the cost of interest bearing deposits decreased 77 basis points to 3.37% for the first quarter of 2026, down from 4.14% for the first quarter of 2025, exceeding the decline in federal funds target rate over the same period.

Noninterest income. For the first quarter of 2026, noninterest income totaled $17.0 million, down $1.4 million, or 8%, compared with $18.4 million for the fourth quarter of 2025, and up $1.3 million, or 8%, compared with $15.7 million for the first quarter of 2025. The quarter-over-quarter decrease was primarily due to less gains on the sale of investment securities and lower customer-level swap fee income. The linked quarter change in customer-level swap fees reflected less underlying transaction activity in the first quarter of 2026. The Company sold $53.0 million of Small Business Administration (“SBA”) loans in the first quarter of 2026, for a net gain of $3.3 million, compared with $46.0 million sold for a net gain of $2.6 million in the fourth quarter of 2025. Year-over-year noninterest income growth reflected broad-based improvement in customer fee income across various business lines.

Noninterest expense. Noninterest expense for the first quarter of 2026 totaled $94.5 million, down 5% from $99.4 million for the fourth quarter of 2025, and up 13% from $83.9 million for the first quarter of 2025. The quarter-over-quarter decrease in noninterest expense reflected continued expense management discipline, including a 3% decrease in compensation expense. Compared with the year-ago first quarter, the increase in noninterest expense primarily reflected the addition of Territorial’s operating expenses.

The efficiency ratio for the first quarter of 2026 improved to 67.0%, down from 68.2% in the prior quarter and 72.0% in the year-ago quarter, reflecting positive operating leverage alongside disciplined expense management.

Income tax provision and tax rate. For the first quarter of 2026, the Company recorded a provision for income tax of $8.4 million, compared with a provision for income tax of $4.7 million for the fourth quarter of 2025. The fourth quarter 2025 provision for income tax included true-up entries related to the remeasurement of the Company’s deferred tax assets and liabilities. The first quarter 2026 reported effective tax rate was 22.1%, compared with 20.3% for the full year of 2025, which included a reported effective tax rate of 11.9% for the fourth quarter of 2025.

Balance Sheet Summary
Total assets. At March 31, 2026, total assets totaled $18.66 billion, compared with $18.53 billion as of December 31, 2025, and $17.07 billion as of March 31, 2025.

Loans. At March 31, 2026, gross loans totaled $14.74 billion, and first quarter 2026 average loans were $14.69 billion, both essentially stable compared with gross loans of $14.79 billion at December 31, 2025, and fourth quarter 2025 average loans of $14.65 billion, respectively. Year-over-year growth in end-of-period and average loans primarily reflected organic residential mortgage growth and the impact of the Territorial Bancorp acquisition.

The following table sets forth the loan portfolio composition at March 31, 2026, December 31, 2025, and March 31, 2025:
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(dollars in thousands) (unaudited)	3/31/2026		12/31/2025		3/31/2025
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,498,246	57.7%	$8,494,508	57.4%	$8,377,106	62.8%
Commercial and industrial (“C&I”) loans	3,734,978	25.3%	3,794,788	25.7%	3,756,046	28.2%
Residential mortgage and other loans	2,503,919	17.0%	2,498,621	16.9%	1,202,325	9.0%
Gross loans (including held for sale)	$14,737,143	100.0%	$14,787,917	100.0%	$13,335,477	100.0%

Deposits. Total deposits of $15.73 billion at March 31, 2026, increased 1% from $15.60 billion at December 31, 2025, and increased 9% from $14.49 billion at March 31, 2025. Quarter-over-quarter, interest bearing deposits, excluding time deposits, increased 3%; noninterest bearing demand deposits increased 0.5%, and higher-cost time deposits were intentionally decreased. The year-over-year growth in deposits largely reflected the impact of the Territorial Bancorp acquisition.

The following table sets forth the deposit composition at March 31, 2026, December 31, 2025, and March 31, 2025:

(dollars in thousands) (unaudited)	3/31/2026		12/31/2025		3/31/2025
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,387,757	21.5%	$3,371,759	21.6%	$3,362,842	23.2%
Money market, interest bearing demand, and savings deposits	6,036,197	38.4%	5,856,373	37.5%	5,410,471	37.3%
Time deposits	6,302,488	40.1%	6,375,011	40.9%	5,715,006	39.5%
Total deposits	$15,726,442	100.0%	$15,603,143	100.0%	$14,488,319	100.0%

Gross loan-to-deposit ratio		93.7%		94.8%		92.0%

Credit Quality and Allowance for Credit Losses
Criticized loans. Criticized loans decreased $26.0 million, or 7%, quarter-over-quarter to $325.1 million at March 31, 2026, down from $351.1 million at December 31, 2025, and included a 23% reduction in special mention loans and a 2% reduction in classified loans. Year-over-year, criticized loans were down $123.6 million, or 28%, from $448.7 million at March 31, 2025. The criticized loan ratio improved to 2.22% of total loans receivable at March 31, 2026, down 17 basis points from 2.39% at December 31, 2025, and down 114 basis points from 3.36% at March 31, 2025. The reductions reflected successful resolutions of problem loans.

The following table sets forth the breakdown of criticized loans at March 31, 2026, December 31, 2025, and March 31, 2025:

(dollars in thousands) (unaudited)	3/31/2026	12/31/2025	3/31/2025
Special mention loans	$72,668	$94,003	$184,659
Classified loans	252,410	257,113	264,064
Total criticized loans	$325,078	$351,116	$448,723

Criticized loans/total loans receivable	2.22%	2.39%	3.36%

Nonperforming assets. Nonperforming assets totaled $120.5 million, or 0.65% of total assets, at March 31, 2026, compared with $136.1 million, or 0.73% of total assets, at December 31, 2025, and $83.9 million, or 0.49% of total assets, at March 31, 2025.

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The following table sets forth the components of nonperforming assets at March 31, 2026, December 31, 2025, and March 31, 2025:

(dollars in thousands) (unaudited)	3/31/2026	12/31/2025	3/31/2025
Loans on nonaccrual status (1)	$109,512	$131,747	$83,808
Accruing delinquent loans past due 90 days or more	10,642	3,943	98
Total nonperforming loans	120,154	135,690	83,906
Other real estate owned	365	365	—
Total nonperforming assets	$120,519	$136,055	$83,906

Nonperforming assets/total assets	0.65%	0.73%	0.49%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $19.4 million, $15.6 million and $11.8 million at March 31, 2026, December 31, 2025, and March 31, 2025, respectively.

Net charge offs. The Company recorded net charge-offs of $10.7 million for the first quarter of 2026, equivalent to 0.29%, annualized, of average loans. This compares with net charge-offs of $3.6 million, or 0.10%, annualized, of average loans for the fourth quarter of 2025 and $8.3 million, or 0.25%, annualized, of average loans for the first quarter of 2025.

Allowance for credit losses. The allowance for credit losses totaled $155.1 million at March 31, 2026, compared with $156.7 million at December 31, 2025, and $147.4 million at March 31, 2025. The allowance coverage ratio was 1.06% of loans receivable at March 31, 2026, compared with 1.07% at December 31, 2025, and 1.11% at March 31, 2025. The year-over-year change in the allowance coverage ratio largely reflected the impact of the Territorial Bancorp acquisition.

The following table sets forth the allowance for credit losses and the coverage ratios at March 31, 2026, December 31, 2025, and March 31, 2025:

(dollars in thousands) (unaudited)	3/31/2026	12/31/2025	3/31/2025
Allowance for credit losses	$155,114	$156,661	$147,412
Allowance for credit losses/loans receivable	1.06%	1.07%	1.11%

Provision for credit losses. For the first quarter of 2026, the Company recorded provision for credit losses of $8.7 million, compared with $7.2 million for the fourth quarter of 2025 and $4.8 million for the first quarter of 2025. The quarter-over-quarter increase in the provision for credit losses primarily reflected higher net charge-offs in the first quarter of 2026.

Capital

At March 31, 2026, the Company and the Bank’s capital ratios continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The completion of the Territorial Bancorp acquisition on April 2, 2025, impacted prior year capital and capital ratio comparisons.

The following table sets forth the regulatory capital ratios for the Company at March 31, 2026, December 31, 2025, and March 31, 2025:

(unaudited)	3/31/2026	12/31/2025	3/31/2025	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	12.35%	12.27%	13.28%	6.50%
Tier 1 Capital Ratio	13.04%	12.96%	14.02%	8.00%
Total Capital Ratio	14.07%	13.99%	15.06%	10.00%
Leverage Ratio	11.11%	11.05%	11.92%	5.00%
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During the first quarter of 2026, the Company repurchased 604,161 shares of common stock, equivalent to 0.5% of outstanding common stock, at an average price of $11.10 per share, for a total of $6.7 million, pursuant to its existing share repurchase authorization of $35.3 million.

At March 31, 2026, total stockholders’ equity was $2.28 billion, unchanged compared with December 31, 2025. Book value per share at March 31, 2026, was $17.86 compared with $17.81 at December 31, 2025. Tangible common equity (“TCE”) per share(2) was $13.73 at March 31, 2026, compared with $13.71 at December 31, 2025.

(2)    TCE per share is a non-GAAP financial measure. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 to 11.
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Investor Conference Call
The Company previously announced that it will host an investor conference call on Tuesday, April 28, 2026, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review its unaudited financial results for its first quarter ended March 31, 2026. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 855-669-9658 (domestic) or 412-317-0088 (international) for one week through May 5, 2026, with the replay access code 6856895.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, noninterest expense excluding notable items, efficiency ratio excluding notable items, effective tax rate excluding notable items, PPNR, PPNR excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, TCE per share and TCE ratio. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 through 11.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, with $18.66 billion in total assets as of March 31, 2026. Following the addition of Territorial Savings as a division of Bank of Hope, the Company became the largest regional bank serving multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, Bank of Hope offers a comprehensive range of commercial, corporate, and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope operates 45 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, and 28 branches in Hawaii under the Territorial Savings banner. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.
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Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will”, “believes”, “expects”, “anticipates”, “intends”, ”plans”, “estimates”, “projects”, and similar expressions and statements regarding Hope Bancorp’s strategic initiatives, the acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), and Hope Bancorp’s future financial and operational results and capital allocation strategy. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With the consummation of the pending acquisition of MANUBANK, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among other things: the failure of the conditions to closing to be satisfied or waived; difficulties and delays in integrating Hope Bancorp and MANUBANK and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, which may be greater than expected. The closing of the proposed transaction is subject to regulatory approvals and the satisfaction of other customary closing conditions. Other risks and uncertainties include, but are not limited to: possible deterioration of economic conditions in Hope Bancorp’s areas of operation and in the U.S. generally or elsewhere, including as a result of the interest rate environment, supply chain disruptions, inflation, labor shortages, changes in the housing and real estate markets, consumer confidence and spending habits; risk of adverse economic or political conditions in South Korea; interest rate risk associated with volatile interest rates and related asset‑liability matching risk; liquidity risks; the possibility that Hope Bancorp may discontinue or otherwise limit repurchases of its common stock from time to time; risk of significant non‑earning assets and net credit losses that could occur, particularly in times of weak economic conditions or rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowance for credit losses; risk of natural disasters; risk of cybersecurity incidents; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; and the impact of U.S. and global trade policies, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom including fluctuations in commodity prices such as oil, as well as geopolitical instability and international tensions. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10‑K and other documents Hope Bancorp files with the SEC from time to time. Hope Bancorp does not undertake, and specifically disclaims, any obligation to update any forward‑looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contact:

Julianna Balicka
Executive Vice President & Chief Financial Officer
InvestorRelations@bankofhope.com

Maxime Olivan
Senior Vice President & Investor Relations Manager
InvestorRelations@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	3/31/2026	12/31/2025	% change	3/31/2025	% change
Cash and due from banks	$594,769	$560,059	6%	$733,482	(19)%
Investment securities	2,185,952	2,072,864	5%	2,088,586	5%
Federal Home Loan Bank (“FHLB”) stock and other investments	68,800	60,176	14%	103,486	(34)%
Gross loans, including loans held for sale	14,737,143	14,787,917	0%	13,335,477	11%
Allowance for credit losses	(155,114)	(156,661)	(1)%	(147,412)	5%
Accrued interest receivable	53,734	52,211	3%	49,986	7%
Premises and equipment, net	68,621	69,589	(1)%	52,296	31%
Goodwill and intangible assets	528,021	525,938	0%	466,405	13%
Other assets	574,938	559,533	3%	386,010	49%
Total assets	$18,656,864	$18,531,626	1%	$17,068,316	9%

Liabilities:
Deposits	$15,726,442	$15,603,143	1%	$14,488,319	9%
FHLB and Federal Reserve Bank (“FRB”) borrowings	284,966	284,922	0%	100,000	185%
Subordinated debentures and convertible notes, net	111,316	110,962	0%	109,921	1%
Accrued interest payable	68,399	78,310	(13)%	81,436	(16)%
Other liabilities	182,361	171,021	7%	128,607	42%
Total liabilities	$16,373,484	$16,248,358	1%	$14,908,283	10%

Stockholders’ Equity:
Common stock, $0.001 par value	$146	$146	0%	$138	6%
Additional paid-in capital	1,523,015	1,523,702	0%	1,445,153	5%
Retained earnings	1,183,986	1,172,394	1%	1,185,721	0%
Treasury stock, at cost	(271,372)	(264,667)	(3)%	(264,667)	(3)%
Accumulated other comprehensive loss, net	(152,395)	(148,307)	(3)%	(206,312)	26%
Total stockholders’ equity	2,283,380	2,283,268	0%	2,160,033	6%
Total liabilities and stockholders’ equity	$18,656,864	$18,531,626	1%	$17,068,316	9%

Common stock shares – authorized	300,000,000	300,000,000		300,000,000
Common stock shares – outstanding	127,822,689	128,201,655		121,074,988
Treasury stock shares	17,986,996	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
	3/31/2026	12/31/2025	% change	3/31/2025	% change

Interest and fees on loans	$205,919	$214,128	(4)%	$194,961	6%
Interest on investment securities	19,218	21,107	(9)%	15,892	21%
Interest on cash and deposits at other banks	3,778	4,204	(10)%	5,205	(27)%
Interest on other investments and FHLB dividends	1,229	767	60%	1,108	11%
Total interest income	230,144	240,206	(4)%	217,166	6%

Interest on deposits	101,455	109,388	(7)%	113,585	(11)%
Interest on borrowings	4,632	3,413	36%	2,764	68%
Total interest expense	106,087	112,801	(6)%	116,349	(9)%

Net interest income	124,057	127,405	(3)%	100,817	23%
Provision for credit losses	8,650	7,200	20%	4,800	80%
Net interest income after provision	115,407	120,205	(4)%	96,017	20%

Service fees on deposit accounts	3,335	3,249	3%	2,921	14%
Net gains on sales of SBA loans	3,266	2,566	27%	3,131	4%
Other customer driven income and fees	7,132	9,059	(21)%	5,699	25%
Net gains on sales of securities available for sale	604	1,168	(48)%	—	NM
Other noninterest income	2,630	2,309	14%	3,937	(33)%
Total noninterest income	16,967	18,351	(8)%	15,688	8%

Salaries and employee benefits	56,223	57,906	(3)%	48,460	16%
Occupancy, furniture and equipment	10,566	11,545	(8)%	8,836	20%
Software-related, data and item processing	9,853	9,788	1%	6,950	42%
Amortization of investments in affordable housing partnerships	2,474	2,940	(16)%	1,961	26%
FDIC assessment	2,814	3,051	(8)%	2,502	12%
FDIC special assessment expense (reversal)	(58)	(691)	(92)%	—	NM
Earned interest credit	2,383	3,028	(21)%	3,087	(23)%
Merger and restructuring related costs	234	776	(70)%	2,519	(91)%
Other noninterest expense	9,966	11,085	(10)%	9,546	4%
Total noninterest expense	94,455	99,428	(5)%	83,861	13%
Income before income taxes	37,919	39,128	(3)%	27,844	36%
Income tax provision	8,379	4,662	80%	6,748	24%
Net income	$29,540	$34,466	(14)%	$21,096	40%

Earnings per common share – diluted	$0.23	$0.27		$0.17
Weighted average shares outstanding – diluted	128,723,654	128,769,564		121,433,080
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	Three Months Ended
Profitability measures (annualized, except as noted):	3/31/2026	12/31/2025	3/31/2025
Earnings per common share - diluted (not annualized)	$0.23	$0.27	$0.17
Earnings per common share - diluted excluding notable items (not annualized) (1)	$0.23	$0.27	$0.19
Return on average assets (“ROA”)	0.64%	0.74%	0.49%
ROA excluding notable items (1)	0.64%	0.74%	0.54%
Return on average equity (“ROE”)	5.14%	6.06%	3.93%
ROE excluding notable items (1)	5.16%	6.06%	4.26%
Return on average tangible common equity (“ROTCE”) (1)	6.66%	7.87%	5.02%
ROTCE excluding notable items (1)	6.69%	7.88%	5.44%
Net interest margin	2.90%	2.90%	2.54%
Efficiency ratio (not annualized)	66.98%	68.22%	71.98%
Efficiency ratio excluding notable items (not annualized) (1)	66.85%	68.16%	69.82%

(1) Earnings per common share - diluted excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 9 through 11.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	3/31/2026			12/31/2025			3/31/2025
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,689,516	$205,919	5.69%	$14,646,767	$214,128	5.80%	$13,455,201	$194,961	5.88%
Investment securities	2,149,595	19,218	3.63%	2,261,726	21,107	3.70%	2,083,809	15,892	3.09%
Interest earning cash and deposits at other banks	437,990	3,778	3.50%	433,029	4,204	3.85%	496,512	5,205	4.25%
FHLB stock and other investments	51,682	1,229	9.64%	63,961	767	4.76%	87,065	1,108	5.16%
Total interest earning assets	$17,328,783	$230,144	5.39%	$17,405,483	$240,206	5.48%	$16,122,587	$217,166	5.46%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,862,722	$41,422	2.87%	$6,023,423	$45,901	3.02%	$5,452,632	$50,619	3.76%
Time deposits	6,357,880	60,033	3.83%	6,310,036	63,487	3.99%	5,674,095	62,966	4.50%
Total interest bearing deposits	12,220,602	101,455	3.37%	12,333,459	109,388	3.52%	11,126,727	113,585	4.14%
FHLB and FRB borrowings	284,936	2,408	3.43%	122,986	1,063	3.43%	121,400	356	1.19%
Subordinated debentures and convertible notes	107,198	2,224	8.30%	106,835	2,350	8.61%	105,815	2,408	9.10%
Total interest bearing liabilities	$12,612,736	$106,087	3.41%	$12,563,280	$112,801	3.56%	$11,353,942	$116,349	4.16%
Noninterest bearing demand deposits	3,347,070			3,474,131			3,344,732
Total funding liabilities/cost of funds	$15,959,806		2.70%	$16,037,411		2.79%	$14,698,674		3.21%
Net interest income/net interest spread		$124,057	1.98%		$127,405	1.92%		$100,817	1.30%
Net interest margin			2.90%			2.90%			2.54%

Cost of deposits:
Noninterest bearing demand deposits	$3,347,070	$—	—%	$3,474,131	$—	—%	$3,344,732	$—	—%
Interest bearing deposits	12,220,602	101,455	3.37%	12,333,459	109,388	3.52%	11,126,727	113,585	4.14%
Total deposits	$15,567,672	$101,455	2.64%	$15,807,590	$109,388	2.75%	$14,471,459	$113,585	3.18%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended
AVERAGE BALANCES:	3/31/2026	12/31/2025	% change	3/31/2025	% change
Gross loans, including loans held for sale	$14,689,516	$14,646,767	0%	$13,455,201	9%
Interest earning assets	17,328,783	17,405,483	0%	16,122,587	7%
Goodwill and intangible assets	525,532	524,118	0%	466,633	13%
Total assets	18,521,103	18,595,446	0%	17,084,378	8%

Noninterest bearing demand deposits	3,347,070	3,474,131	(4)%	3,344,732	0%
Interest bearing deposits	12,220,602	12,333,459	(1)%	11,126,727	10%
Total deposits	15,567,672	15,807,590	(2)%	14,471,459	8%
Stockholders’ equity	2,299,203	2,275,285	1%	2,148,079	7%

LOAN PORTFOLIO:	3/31/2026	12/31/2025	% change	3/31/2025	% change
Loans receivable (held for investment)	$14,639,689	$14,701,012	0%	$13,335,294	10%
Loans held for sale	97,454	86,905	12%	183	NM
Gross loans	$14,737,143	$14,787,917	0%	$13,335,477	11%

CRE LOANS HELD FOR INVESTMENT BY PROPERTY TYPE:	3/31/2026	12/31/2025	% change	3/31/2025	% change
Multi-tenant retail	$1,586,993	$1,618,715	(2)%	$1,574,711	1%
Industrial warehouses	1,282,413	1,258,703	2%	1,263,037	2%
Multifamily	1,189,481	1,191,145	0%	1,202,577	(1)%
Gas stations and car washes	1,160,481	1,176,491	(1)%	1,084,310	7%
Mixed-use facilities	677,227	691,821	(2)%	699,776	(3)%
Hotels/motels	826,422	821,845	1%	757,814	9%
Single-tenant retail	648,494	658,440	(2)%	651,950	(1)%
Office	331,939	331,603	0%	347,115	(4)%
All other	754,223	745,745	1%	795,816	(5)%
Total CRE loans	$8,457,673	$8,494,508	0%	$8,377,106	1%

DEPOSIT COMPOSITION:	3/31/2026	12/31/2025	% change	3/31/2025	% change
Noninterest bearing demand deposits	$3,387,757	$3,371,759	0%	$3,362,842	1%
Money market, interest bearing demand, and savings	6,036,197	5,856,373	3%	5,410,471	12%
Time deposits	6,302,488	6,375,011	(1)%	5,715,006	10%
Total deposits	$15,726,442	$15,603,143	1%	$14,488,319	9%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL & CAPITAL RATIOS:	3/31/2026	12/31/2025	3/31/2025
Total stockholders’ equity	$2,283,380	$2,283,268	$2,160,033
Total capital	$2,171,355	$2,171,256	$2,153,418
Common equity tier 1 ratio	12.35%	12.27%	13.28%
Tier 1 capital ratio	13.04%	12.96%	14.02%
Total capital ratio	14.07%	13.99%	15.06%
Leverage ratio	11.11%	11.05%	11.92%
Total risk weighted assets	$15,436,061	$15,520,691	$14,297,471
Book value per common share	$17.86	$17.81	$17.84
Tangible common equity (“TCE”) per share (1)	$13.73	$13.71	$13.99
TCE ratio (1)	9.68%	9.76%	10.20%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 9.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Balance at beginning of period	$156,661	$152,509	$149,505	$147,412	$150,527
Initial allowance for purchased credit deteriorated (“PCD”) loans and purchased seasoned loans (“PSL”) acquired (2)	—	—	—	3,971	—
Provision for losses on loans	9,200	7,800	8,100	10,092	5,200
Recoveries	322	1,694	1,517	2,844	233
Charge offs	(11,069)	(5,342)	(6,613)	(14,814)	(8,548)
Balance at end of period	$155,114	$156,661	$152,509	$149,505	$147,412
(2) During the fourth quarter of 2025, the Company adopted ASU 2025-08 effective January 1, 2025, and applied the guidance to the acquisition of Territorial Bancorp, which was completed on April 2, 2025.
      The presentation of prior periods has been adjusted accordingly.

	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Allowance for unfunded loan commitments	$2,783	$3,333	$3,933	$3,323	$2,323

	Three Months Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Provision for losses on loans	$9,200	$7,800	$8,100	$10,092	$5,200
Provision (credit) for unfunded loan commitments	(550)	(600)	610	1,000	(400)
Provision for credit losses	$8,650	$7,200	$8,710	$11,092	$4,800

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
CRE loans	$817	$(1,467)	$(933)	$(843)	$899
C&I loans	9,931	5,169	5,978	11,829	7,384
Residential mortgage and other loans	(1)	(54)	51	984	32
Net loan charge offs	$10,747	$3,648	$5,096	$11,970	$8,315
Net charge offs/average loans (annualized)	0.29%	0.10%	0.14%	0.33%	0.25%

NONPERFORMING ASSETS:	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Loans on nonaccrual status (1)	$109,512	$131,747	$110,010	$110,739	$83,808
Accruing delinquent loans past due 90 days or more	10,642	3,943	2,149	2,149	98
Total nonperforming loans	120,154	135,690	112,159	112,888	83,906
Other real estate owned (“OREO”)	365	365	—	—	—
Total nonperforming assets	$120,519	$136,055	$112,159	$112,888	$83,906

Nonperforming assets/total assets	0.65%	0.73%	0.61%	0.61%	0.49%
Nonperforming loans/loans receivable	0.82%	0.92%	0.77%	0.78%	0.63%
Nonaccrual loans/loans receivable	0.75%	0.90%	0.75%	0.77%	0.63%
Allowance for credit losses/loans receivable	1.06%	1.07%	1.05%	1.04%	1.11%
Allowance for credit losses/nonperforming loans	129.10%	115.46%	135.98%	132.44%	175.69%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $19.4 million, $15.6 million, $15.3 million, $15.3 million, and $11.8 million, at March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

NONACCRUAL LOANS BY TYPE:	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
CRE loans	$52,920	$65,106	$54,016	$55,368	$24,106
C&I loans	42,538	53,136	45,494	46,945	50,544
Residential mortgage and other loans	14,054	13,505	10,500	8,426	9,158
Total nonaccrual loans	$109,512	$131,747	$110,010	$110,739	$83,808

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
30 - 59 days past due	$29,621	$19,056	$15,788	$4,909	$11,927
60 - 89 days past due	59	4,244	5,117	2,843	27,719
Total accruing delinquent loans 30-89 days past due	$29,680	$23,300	$20,905	$7,752	$39,646

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
CRE loans	$11,819	$12,064	$14,872	$4,377	$4,993
C&I loans	604	2,209	3,356	1,084	27,455
Residential mortgage and other loans	17,257	9,027	2,677	2,291	7,198
Total accruing delinquent loans 30-89 days past due	$29,680	$23,300	$20,905	$7,752	$39,646

CRITICIZED LOANS:	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Special mention loans	$72,668	$94,003	$131,384	$137,313	$184,659
Classified loans	252,410	257,113	241,483	277,418	264,064
Total criticized loans	$325,078	$351,116	$372,867	$414,731	$448,723
Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	3/31/2026	12/31/2025	3/31/2025
Total stockholders’ equity	$2,283,380	$2,283,268	$2,160,033
Goodwill and core deposit intangible assets, net	(528,021)	(525,938)	(466,405)
TCE	$1,755,359	$1,757,330	$1,693,628

Total assets	$18,656,864	$18,531,626	$17,068,316
Goodwill and core deposit intangible assets, net	(528,021)	(525,938)	(466,405)
Tangible assets	$18,128,843	$18,005,688	$16,601,911

TCE ratio	9.68%	9.76%	10.20%
Common shares outstanding	127,822,689	128,201,655	121,074,988
Book value per share (GAAP)	$17.86	$17.81	$17.84
TCE per share	$13.73	$13.71	$13.99

	Three Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (“ROTCE”)	3/31/2026	12/31/2025	3/31/2025
Average stockholders’ equity	$2,299,203	$2,275,285	$2,148,079
Average goodwill and core deposit intangible assets, net	(525,532)	(524,118)	(466,633)
Average TCE	$1,773,671	$1,751,167	$1,681,446

Net income (GAAP)	$29,540	$34,466	$21,096
ROTCE (annualized)	6.66%	7.87%	5.02%

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
PRE-PROVISION NET REVENUE (“PPNR”)	3/31/2026	12/31/2025	3/31/2025
Net interest income	$124,057	$127,405	$100,817
Noninterest income	16,967	18,351	15,688
Revenue	141,024	145,756	116,505
Less: Noninterest expense	94,455	99,428	83,861
PPNR	$46,569	$46,328	$32,644

Notable items:
FDIC special assessment expense (reversal)	$(58)	$(691)	$—
Merger and restructuring-related costs	234	776	2,519
Total notable items included in PPNR	176	85	2,519
PPNR, excluding notable items	$46,745	$46,413	$35,163

	Three Months Ended
PROFITABILITY RATIOS EXCLUDING NOTABLE ITEMS	3/31/2026	12/31/2025	3/31/2025
Net income (GAAP)	$29,540	$34,466	$21,096
Notable items:
FDIC special assessment expense (reversal)	(58)	(691)	—
Merger and restructuring-related costs	234	776	2,519
Total notable items included in pre-tax income	176	85	2,519
Tax effect on notable items in pre-tax income	(50)	(25)	(741)
Notable impact from California state tax apportionment law change	—	(49)	—
Total notable items, net of tax	126	11	1,778
Net income excluding notable items	$29,666	$34,477	$22,874

Diluted common shares	128,723,654	128,769,564	121,433,080
EPS excluding notable items	$0.23	$0.27	$0.19
Average assets	$18,521,103	$18,595,446	$17,084,378
ROA excluding notable items (annualized)	0.64%	0.74%	0.54%
Average equity	$2,299,203	$2,275,285	$2,148,079
ROE excluding notable items (annualized)	5.16%	6.06%	4.26%
Average TCE	$1,773,671	$1,751,167	$1,681,446
ROTCE excluding notable items (annualized)	6.69%	7.88%	5.44%

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	3/31/2026	12/31/2025	3/31/2025
Noninterest expense	$94,455	$99,428	$83,861
Notable items:
FDIC special assessment expense reversal	58	691	—
Merger and restructuring-related costs	(234)	(776)	(2,519)
Noninterest expense excluding notable items	$94,279	$99,343	$81,342

Revenue	$141,024	$145,756	$116,505
Efficiency ratio excluding notable items	66.85%	68.16%	69.82%

	Three Months Ended
EFFECTIVE TAX RATE EXCLUDING NOTABLE ITEMS	3/31/2026	12/31/2025	3/31/2025
Income before income taxes	$37,919	$39,128	$27,844
Notable items before tax effect	176	85	2,519
Income before tax excluding notable items	$38,095	$39,213	$30,363

GAAP income tax provision	$8,379	$4,662	$6,748
Tax effect on notable items in pre-tax income	50	25	741
Notable impact from California state tax apportionment law change	—	49	—
Income tax provision excluding notable items	$8,429	$4,736	$7,489

Effective tax rate excluding notable items	22.13%	12.08%	24.66%
Table Page 11